                             STOCKHOLDERS' AGREEMENT

                                  By and among

                           PACKARD BIOSCIENCE COMPANY,

                 THE MANAGEMENT INVESTORS LISTED IN SCHEDULE 1,

               THE NON-MANAGEMENT INVESTORS LISTED IN SCHEDULE 2,

                         MERRILL LYNCH KECALP L.P. 1994,

                                   KECALP INC.

                                       And

                 STONINGTON CAPITAL APPRECIATION 1994 FUND, L.P.

                            Dated as of March 4, 1997

                             STOCKHOLDERS' AGREEMENT

                                TABLE OF CONTENTS

                                                                            PAGE
                                    ARTICLE I
DEFINITIONS...........................................................     2

                                   ARTICLE II

TRANSFER RESTRICTIONS.................................................     11

Section 2.1.         General Restrictions on Transfer.................     11
Section 2.2.         Certain Permitted Transfers......................     11
Section 2.3.         Rights of First Refusal..........................     13
Section 2.4.         Termination of Rights of First Refusal
                       and Restrictions on Transfer...................     16
Section 2.5.         Sale of Shares to a Third Party..................     16
Section 2.6.         Legend on Certificates...........................     17
Section 2.7.         Limitation on Institutional Investors............     18

                                   ARTICLE III

PUT AND CALL RIGHTS...................................................     19

Section 3.1.         Put Rights.......................................     19
Section 3.2.         Call Rights......................................     21
Section 3.3.         Reallocation Right...............................     23
Section 3.4.         Termination of Put and Call Rights...............     24

                                   ARTICLE IV

CORPORATE GOVERNANCE..................................................     24

Section 4.1.         Directors........................................     24
Section 4.2.         Voting...........................................     24

                                    ARTICLE V

REGISTRATION RIGHTS...................................................     25

Section 5.1.         Registration.....................................     25
Section 5.2.         Registration Procedures..........................     27
Section 5.3.         Indemnification..................................     30
Section 5.4.         Holdback Agreement...............................     34


                                       (i)

                                                                            PAGE

                                   ARTICLE VI

MISCELLANEOUS .......................................................      35

Section 6.1.         Binding Effect...................................     35
Section 6.2.         No Right of Employment; Expiration
                       of Consulting Arrangements.....................     35
Section 6.3.         Recapitalizations, Exchanges, Etc.
                       Affecting Shares...............................     35
Section 6.4.         Waiver and Amendment.............................     35
Section 6.5.         Tax Withholding and Other Tax Matters............     36
Section 6.6.         Notices..........................................     37
Section 6.7.         Applicable Law and Time of Essence...............     38
Section 6.8.         Integration......................................     38
Section 6.9.         Descriptive Headings, Etc........................     38
Section 6.10.        Counterparts.....................................     38
Section 6.11.        Successors, Assigns and Transferees..............     38
Section 6.12.        Severability.....................................     39
Section 6.13.        Termination......................................     39
Section 6.14.        Community Property States........................     39

    Schedule 1.      List of Management Investors
    Schedule 2.      List of Non-Management Investors


                                      (ii)

                             STOCKHOLDERS' AGREEMENT

            THIS STOCKHOLDERS' AGREEMENT (the "Agreement"), dated as of March
4, 1997, by and among Packard BioScience Company, a Delaware corporation formerly known as Canberra Industries, Inc. ("Packard"), the employee stockholders and the holders of Existing Shares, Existing Options (each as defined below) or options under the Management Stock Incentive Plan (the "Management Stock Incentive Plan") listed in Schedule 1 hereto, as such Schedule 1 may be amended from time to time (collectively, the "Management Investors," and each individually, a "Management Investor"), certain other stockholders listed in Schedule 2 hereto, as such Schedule 2 may be amended from time to time (collectively, the "Non-Management Investors," and each individually, a "Non-Management Investor," and together with the Management Investors, the "Packard Investors"), KECALP Inc., Merrill Lynch KECALP L.P. 1994 (together with KECALP Inc., the "Institutional Investors"), and Stonington Capital Appreciation 1994 Fund, L.P., a Delaware limited partnership ("Stonington").

                              W I T N E S S E T H:

            WHEREAS, pursuant to a Recapitalization and Stock Purchase Agreement, dated as of November 26, 1996 (the "Recapitalization Agreement"), by and among Packard, the Management Investors and Stonington, simultaneously with the execution and delivery of this Agreement, Packard is being recapitalized (the "Recapitalization");

            WHEREAS, the Institutional Investors and Stonington are acquiring Shares (as defined below) and certain of the Packard Investors (i) will be retaining Existing Shares and/or Existing Options and/or (ii) will be granted Performance Options and/or Incentive Options (each as defined below) to purchase additional Shares pursuant to the terms of the Management Stock Incentive Plan; and

            WHEREAS, Packard and the Stockholders (as defined below) wish to enter into this Agreement to provide certain rights and obligations among them.

            NOW, THEREFORE, in consideration of the premises and mutual agreements, covenants and provisions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

            As used in this Agreement, the following terms shall have the meanings ascribed to them below:

            "Agreement" shall have the meaning specified in the preamble hereto.

            "Board of Directors" shall mean the board of directors of Packard.

            "Call Event" shall have the meaning specified in Section 3.2(a) hereof.

            "Call Notice" shall have the meaning specified in Section 3.2(a) hereof.

            "Call Notice Period" shall have the meaning specified in Section 3.2(a) hereof.

            "Call Options" shall have the meaning specified in Section 3.2(a) hereof.

            "Call Right" shall have the meaning specified in Section 3.2(a) hereof.

            "Call Shares" shall have the meaning specified in Section 3.2(a) hereof.

            "Cause" used in connection with a termination of employment (or, in the case of a director or consultant, the termination of such person's retention or appointment as a director or consultant) of a Management Investor by Packard and its subsidiaries shall mean (unless otherwise defined in an employment (or consulting or similar) agreement between such Management Investor and Packard or any of its subsidiaries, in which case the term "Cause" as used herein with respect to such Management Investor shall have the meaning ascribed to it therein), (i) the Management Investor's willful failure to perform the duties of his or her employment (or director or consulting relationship, as the case may be) in any material respect after notice from Packard and failure to cure within ten business days after delivery of such notice, (ii) malfeasance or gross negligence in the performance of a Management Investor's duties of employment (or director or consulting relationship, as the case may be), (iii) the Management Investor's commission of a felony under the laws of the United States or any state thereof (whether or not in connection with his or her employment (or director or consulting relationship, as the case may be)), (iv) the Management Investor's disclosure of confidential information respecting Packard's or any of its subsidiaries' business to any individual or entity which is not in the performance of the duties of his or her employment (or director or consulting relationship, as the case may be) and which is harmful to Packard, or (v) any other act or omission by the Management Investor (other than an act or omission resulting from the exercise by the Management Investor of good faith business judgment) which is materially injurious to the financial condition or the business reputation of Packard or any of its affiliates.

            "Closing" shall have the meaning specified in Section 3.1 of the Recapitalization Agreement.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Compensation Committee" shall have the meaning specified in Section 5 of the Management Stock Incentive Plan.

            "Credit Agreement" shall mean the Credit Agreement, dated as of the date hereof, among Packard, the lenders who are parties thereto and Bank of America National Trust and Savings Association, as Administrative Agent.

            "Disability" with respect to a Management Investor shall mean (unless otherwise defined in an employment (or consulting or similar) agreement between such Management Investor and Packard or any of its subsidiaries, in which case the term "Disability" as used herein with respect to such Management Investor shall have the meaning ascribed to it therein), the inability of such Management Investor to perform substantially such Management Investor's duties and responsibilities to Packard or any of its subsidiaries as an employee, consultant or director, as the case may be, by reason of a physical or mental disability or infirmity (i) for a continuous period of six months or (ii) at such earlier time as such Management Investor submits medical evidence of such disability satisfactory to the Compensation Committee acting reasonably that such Management Investor has a physical or mental disability or infirmity that will likely prevent such Management Investor from substantially performing such Management Investor's duties and responsibilities for six months or longer. The date of such Disability shall be on the last day of such six-month period or the day on which the Compensation Committee determines that the Management Investor has a physical or mental disability or infirmity as provided in clause (ii) herein.

            "Drag-Along Right" shall have the meaning specified in Section 2.5 hereof.

            "Duly Endorsed" shall mean duly endorsed in blank by the person or persons in whose name a Share is registered or accompanied by a duly executed stock or security assignment or stock transfer power separate from the Share with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or the National Association of Securities Dealers, Inc. or such other executed stock or security assignment as the Compensation Committee may in its sole discretion deem acceptable.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of such similar federal statute.

            "Existing Options" and "Existing Shares" shall mean Shares and options to purchase Shares held by Packard Investors prior to the Closing and retained by such Packard Investors in the Recapitalization.

            "Fair Value Price" shall mean, with respect to each Share, and option to purchase Shares then exercisable in accordance with its terms as the case may be, as of any date of determination an amount equal to the average of the last reported sale price for the 20 consecutive trading days ended immediately preceding the date of determination for a Share on the principal national securities exchange registered under the Exchange Act on which Shares are listed or admitted to trading, or, if not listed on any such exchange, the average of the closing sale prices per Share during the 20 consecutive trading days ended immediately preceding the date of determination on NASDAQ or, if not quoted on NASDAQ, the average of the highest reported bid and lowest reported asked quotation on NASDAQ during the 20 consecutive trading days immediately preceding the date of determination; provided that if such sales prices or quotations are not available, the Fair Value Price as of any date of determination shall be an amount equal to the quotient obtained by dividing (1) the difference between (a) the product of (i) Packard's consolidated earnings from continuing operations before interest, taxes and depreciation or amortization, excluding extraordinary items, for the four full fiscal quarters ending immediately preceding the date of determination and (ii) 7.0, and (b) Packard's average outstanding consolidated indebtedness and preferred stock (valued, with respect to each series thereof, at the greater of its liquidation preference and its call or redemption price then in effect, if any) based upon such amounts outstanding at the end of each of the four fiscal quarters ending immediately preceding the date of determination (net of any cash and cash equivalents) by (2) the number of Shares then outstanding determined on a fully diluted basis (using the "treasury stock method" in accordance with generally accepted accounting principles), except that, if any date of determination occurs during the first full fiscal quarter immediately following the Closing, the Fair Value Price, in lieu of the result of the formula set forth in this proviso, shall be the Original Purchase Price (as defined below), and if any date of determination occurs during the second, third or fourth full fiscal quarters immediately following the Closing, the Fair Value Price shall be calculated in accordance with the formula set forth in this proviso based on actual results of Packard during the period since the Closing extrapolated on an annualized basis; provided, further, that if there has been a disposition of assets, an acquisition, recapitalization or reclassification of securities or any other extraordinary transaction in the preceding four quarters, then the Fair Value Price as determined by the formula set forth in the immediately preceding proviso may (but shall not be required to) be adjusted as determined by the Board of Directors acting reasonably.

            "Hart-Scott Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Incentive Option Agreements" shall mean each Incentive Option Agreement dated as of the date hereof or a date after the date hereof between Packard and the employee, director or consultant named therein.

            "Incentive Options" shall mean Incentive Options granted pursuant to the Management Stock Incentive Plan.

            "Initial Public Offering" shall have the meaning specified in
Section 2.1 hereof.

            "Institutional Investors" shall have the meaning specified in the preamble hereto.

            "Institutional Shares" shall mean the Shares (from time to time) beneficially owned by the Institutional Investors.

            "Involuntary Termination" shall mean, with respect to a Management Investor, (a) the termination of his or her employment (or director or consulting relationship, as the case may be) with Packard or its subsidiaries by Packard or its subsidiaries, or successors or assigns which termination is not for Cause or the result of the Management Investor's Retirement, death or Disability, or (b) the sale or transfer (other than to Packard or another of its subsidiaries) by Packard or any of its subsidiaries of substantially all of the capital stock of Packard or of the subsidiary of Packard which employs such Management Investor or a sale (other than to Packard or another of its subsidiaries) of all or substantially all of the assets of the business unit of Packard which employs such Management Investor, provided that as a result thereof the Management Investor is no longer an employee (or director or consultant, as the case may be) of Packard or one of its subsidiaries.

            "Management Investors" shall have the meaning specified in the preamble hereto. Unless the context otherwise requires, when used in this Agreement the term "Management Investors" shall include any employee, director or consultant of Packard or any of its subsidiaries who has been granted an option pursuant to the Management Stock Incentive Plan.

            "Management Investor's Estate" shall mean a Management Investor's executors, administrators or testamentary trustees.

            "Management Shares" shall mean the Shares (from time to time) beneficially owned by the Management Investors or their Permitted Transferees, including Shares issued upon the exercise of an option granted under the Management Stock Incentive Plan or any other benefit plan.

            "Management Stock Incentive Plan" shall mean the Management Stock Incentive Plan adopted by the Board of Directors as of the Closing.

            "Non-Management Investors" shall have the meaning specified in the preamble hereto.

            "Option Call Price" shall have the meaning specified in Section 3.2(a) hereof.

            "Option Put Price" shall have the meaning specified in Section 3.1(a) hereof.

            "Original Purchase Price" shall mean, with respect to Shares, the actual purchase price per Share (including the exercise price for Shares purchased pursuant to options or similar securities), except that, with respect to Existing Shares, the Original Purchase Price shall mean the Share Purchase Price (as such term is defined in the Recapitalization Agreement).

            "Packard" shall have the meaning specified in the preamble hereto.

            "Packard Default Offerees" shall have the meaning specified in
Section 2.3(e) hereof.

            "Packard Investors" shall have the meaning specified in the preamble hereto.

            "Packard Note" shall have the meaning specified in Section 3.1(b)

            "Packard Offerees" shall have the meaning specified in Section 2.3(b) hereof.

            "Packard Proposal" shall have the meaning specified in Section 2.3(a) hereof.

            "Packard Purchaser" shall have the meaning specified in Section 2.3(a) hereof.

            "Packard Shares" shall mean the Management Shares and the Shares (from time to time) beneficially owned by the Non-Management Investors or their Permitted Transferees.

            "Packard Transfer Default Shares" shall have the meaning specified in Section 2.3(e) hereof.

            "Packard Transfer Notice" shall have the meaning specified in
Section 2.3(a) hereof.

            "Packard Transfer Offerees" shall have the meaning specified in
Section 2.3(b) hereof.

            "Packard Transfer Shares" shall have the meaning specified in
Section 2.3(a) hereof.

            "Performance Option Agreements" shall mean each Performance Option Agreement, dated as of the date hereof or a date after the date hereof, between Packard and the employee, director or consultant named therein.

            "Performance Options" shall mean Performance Options granted pursuant to the Management Stock Incentive Plan.

            "Permitted Transferee" shall have the meaning specified in Section 2.2(d) hereof.

            "Permitted Transfers" shall have the meaning specified in Section
2.2 hereof.

            "Person" shall mean an individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

            "Put Notice" shall have the meaning specified in Section 3.1(a) hereof.

            "Put Notice Period" shall have the meaning specified in Section 3.1(a) hereof.

            "Put Options" shall have the meaning specified in Section 3.1(a) hereof.

            "Put Right" shall have the meaning specified in Section 3.1(a) hereof.

            "Put Shares" shall have the meaning specified in Section 3.1(a) hereof.

            "Recapitalization" shall have the meaning specified in the first WHEREAS clause hereto.

            "Recapitalization Agreement" shall have the meaning specified in the first WHEREAS clause hereto.

            "Registrable Securities" shall mean the Packard Shares, the Institutional Shares and the Stonington Shares, collectively; provided, however, as to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act,
(iii) such securities shall have been otherwise transferred and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by Packard, (iv) such securities shall have ceased to be outstanding (in the case of Shares underlying options granted under the Management Stock Incentive Plan, such Shares cease to be outstanding after such options have been exercised), or (v) in the case of Shares held by a Packard Investor, such securities shall have been transferred to any Person other than a Packard Investor or a Permitted Transferee.

            "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with Article V of this Agreement, including without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with securities or "blue sky" laws (including reasonable fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses,
(iv) the fees and disbursements of counsel for Packard and of Packard's independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (v) the reasonable fees and disbursements of one counsel retained by each of Stonington and the Packard Investors as a group in connection with each such registration, (vi) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the requested registration, including any fee payable to a qualified independent underwriter within the meaning of the rules of the National Association of Securities Dealers, Inc., but excluding underwriting discounts and commissions and transfer taxes, if any,
(vii) internal expenses of Packard or any of its subsidiaries (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and (viii) securities acts liability insurance (if Packard elects to obtain such insurance).

            "Remaining Packard Transfer Shares" shall have the meaning specified in Section 2.3(b) hereof.

            "Repurchase Period" shall have the meaning specified in Section 3.3 hereof.

            "Repurchased Equity" shall have the meaning specified in Section 3.3 hereof.

            "Resale Notice" shall have the meaning specified in Section 3.3.

            "Retirement" shall mean with respect to any Management Investor (unless otherwise defined in an employment (or consulting or similar) agreement between such Management Investor and Packard or any of its subsidiaries, in which case the term "Retirement" as used herein with respect to such Management Investor shall have the meaning ascribed to it therein) his termination of employment after attainment of age 65 or such other retirement policy as may be in force from time to time or as may otherwise be approved by the Compensation Committee.

            "Retirement Put Event" shall have the meaning specified in Section 3.1(a) hereof.

            "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

            "Section 5.1 Notice" shall have the meaning specified in Subsection 5.1(a) hereof.

            "Section 5.1 Sale Number" shall have the meaning specified in Subsection 5.1(c) hereof.

            "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

            "Share Call Price" shall have the meaning specified in Section 3.2(a) hereof.

            "Share Put Price" shall have the meaning specified in Section 3.1(a) hereof.

            "Shares" shall mean the shares of common stock, par value $.01 per share, of Packard.

            "Stockholders" shall mean the beneficial owners of the Packard Shares (including holders of options granted to employees, directors and consultants of Packard or any of its subsidiaries under the Management Stock Incentive Plan), the Institutional Shares and the Stonington Shares collectively, and each such individual holder shall be referred to as a "Stockholder."

            "Stonington" shall have the meaning specified in the preamble hereto.

            "Stonington Shares" shall mean the Shares from time to time beneficially owned by Stonington.

            "Tag-Along Right" shall have the meaning specified in Section 2.5 hereof.

            "Termination Put Event" shall have the meaning specified in Section 3.1(a) hereof.

            "Third Party" shall have the meaning specified in Section 2.5 hereof.

            "Transferring Packard Investor" shall have the meaning specified in
Section 2.3(a) hereof.

            "Voluntary Resignation" shall mean (unless otherwise defined in an employment (or consulting or similar) agreement between a Management Investor and Packard or any of its subsidiaries, in which case the term "Voluntary Resignation" as used herein with respect to such Management Investor shall have the meaning ascribed to it therein) the termination of a Management Investor's employment (or director or consultant relationship) with Packard or any of its subsidiaries by such Management Investor, other than for Retirement, death or Disability.

            "Withdrawal Election" shall have the meaning specified in Subsection 5.1(c) hereof.

                                 ARTICLE II

                            TRANSFER RESTRICTIONS

            Section 2.1 General Restrictions on Transfer. Prior to the earlier of (a) the fifth anniversary of the Closing or (b) the completion of a sale of Shares pursuant to an effective registration statement under the Securities Act (other than a registration statement relating to Shares issuable upon exercise of employee stock options or in connection with any employee benefit plan of Packard or any of its subsidiaries and other than a registration statement relating to the public offering of Shares representing (when taken together with all Shares sold under previous registration statements which were not in connection with employee stock options or employee benefit plans) less than 10% of the then outstanding Shares) (an "Initial Public Offering"), the Packard Investors shall not, without the prior written consent of Packard, directly or indirectly sell, offer, transfer, assign, pledge, hypothecate or otherwise dispose of any Packard Shares, except for transfers made in accordance with the provisions of Sections 2.2 and 2.5 and Articles III and V hereof and which are made in compliance with the federal securities laws and all applicable state securities, or "blue sky," laws. No transfer of Packard Shares in violation of this Agreement shall be made or recorded on the books of Packard and any such transfer shall be void and of no effect.

            Section 2.2 Certain Permitted Transfers. Each of the Stockholders and Packard acknowledges and agrees that any of the following transfers of Shares (collectively, the "Permitted Transfers") are deemed to be permitted transfers of such securities:

            (a) a transfer made to Packard pursuant to the provisions of Sections 2.3, 2.5, and Article III hereof ;

            (b) a transfer made with the prior written consent of Packard;

            (c) if a Packard Investor is an individual, a transfer of Packard Shares upon the death of such Packard Investor to his executors, administrators and testamentary trustees; and

            (d) a transfer of Management Shares made in compliance with the federal and all applicable state securities laws to the Management Investor's spouse, parents, children or grandchildren or to a trust or similar entity, the beneficiaries of which, or to a corporation or partnership, the stockholders or limited and general partners of which, include only the Management Investor and such Management Investor's spouse, parents, children or grandchildren;

provided that no transfers pursuant to Section 2.2(c) or (d) shall be permitted (and any such transfer shall be void and of no effect) unless and until the applicable transferee shall agree in writing, in form and substance reasonably satisfactory to Packard, to become bound, and becomes bound, by all the terms of this Agreement to the same extent as a Packard Investor is so bound. Each Person to whom Packard Shares may be transferred or pledged pursuant to Sections 2.2(c) and (d) is hereinafter sometimes referred to as a "Permitted Transferee." Any Permitted Transferee may further transfer any Packard Shares hereafter acquired by such Permitted Transferee to any other Permitted Transferee of the Packard Investor (including the Packard Investor); provided that no such transfer shall be made to a Permitted Transferee (or the Packard Investor) hereunder (whether by a Packard Investor or another Permitted Transferee) unless and until such Permitted Transferee (or, in the event of transfers to the Packard Investor, the Packard Investor) shall agree in writing, in form and substance reasonably satisfactory to Packard, to become bound, and becomes bound, by all the terms of this Agreement to the same extent as a Packard Investor is so bound. Notwithstanding anything to the contrary contained herein, no transfer to or from the Packard Investor or any Permitted Transferee shall be made if, as a result thereof, Packard would be required to register any Shares under the Securities Act, the Exchange Act and any applicable state securities, or "blue sky," laws; and

            (e) transfers made in connection with an Initial Public Offering or pursuant to Article V hereof.

            Section 2.3 Rights of First Refusal. (a) On or after the fifth anniversary of the Closing and prior to the tenth anniversary of the Closing, provided that an Initial Public Offering has not occurred, the Packard Investors and their Permitted Transferees may not, directly or indirectly sell, offer, transfer, assign, pledge, hypothecate or otherwise dispose of (except for transfers made in accordance with the provisions of Sections 2.2 and 2.5 and Articles III and V hereof and which are made in compliance with the federal securities laws and all applicable state securities, or "blue sky," laws) any or all of the Packard Shares then owned by such Packard Investor or such Packard Investor's Permitted Transferees unless (i) such Packard Investor or his or her Permitted Transferee (either of the foregoing a "Transferring Packard Investor") shall have received a written offer (the "Packard Proposal") from a bona fide proposed purchaser of the Packard Shares (the "Packard Purchaser"), which Packard Proposal shall remain open and available for acceptance for a period of at least 40 calendar days and provide for the sale of a designated number of Packard Shares (the "Packard Transfer Shares") to the Packard Purchaser (subject only to the rights of Packard and the other Packard Investors under this Section 2.3) at a sales price consisting solely of cash in United States currency at closing and containing the written agreement of the Packard Purchaser to be bound by the terms and conditions of this Agreement, as amended from time to time, and (ii) such Transferring Packard Investor shall have first given a written notice (the "Packard Transfer Notice") to Packard containing an irrevocable offer (open to acceptance for a period of 20 calendar days after the date such Packard Transfer Notice is given) to sell such Packard Transfer Shares to the Packard Transfer Offerees (as defined below) at the price and on terms no less favorable than those specified in the Packard Proposal.

            (b) The Packard Transfer Notice shall give Packard the right to purchase all the Packard Transfer Shares. If Packard elects to purchase less than all of the Packard Transfer Shares, Packard shall communicate, at least 10 calendar days prior to expiration of the 20-day period under the Packard Transfer Notice, to all the Packard Investors (other than the selling Packard Investor) listed in Schedule 1 or Schedule 2 hereto who then hold of record any Shares ("Packard Offerees" and, together with Packard, the "Packard Transfer Offerees") the Packard Transfer Notice and the number of Packard Transfer Shares Packard intends to elect not to purchase ("Remaining Packard Transfer Shares"). A Packard Offeree who wishes to purchase Remaining Packard Transfer Shares shall provide Packard with written notice specifying the number of Remaining Packard Transfer Shares as to which such Packard Offeree desires to accept the offer within 7 calendar days of the giving of such notice by Packard. If the aggregate number of Remaining Packard Transfer Shares as to which notice of acceptance is provided by all Packard Offerees exceeds the number of Remaining Packard Transfer Shares, then the right to purchase Remaining Packard Transfer Shares shall be allocated among the Packard Offerees on a pro rata basis (with rounding to avoid fractional Shares) based on the percentage of Remaining Packard Transfer Shares corresponding to the relationship of the aggregate number of Remaining Packard Transfer Shares sought by each accepting Packard Offeree to the aggregate number of Remaining Packard Transfer Shares sought by all accepting Packard Offerees. If the aggregate number of Remaining Packard Transfer Shares as to which notice of acceptance is provided by all Packard Offerees is less than the number of Remaining Packard Transfer Shares, Packard shall have the right, but not the obligation, to purchase the remainder of such Remaining Packard Transfer Shares.

            (c) Packard, on behalf of itself, if it elects to purchase Packard Transfer Shares, or its designee, and/or on behalf of all purchasing Packard Offerees, if any, may accept such offer as to all, but not less than all, of the Packard Transfer Shares by providing the Transferring Packard Investor with written notice (specifying the number of Packard Transfer Shares as to which each Packard Transfer Offeree is accepting the offer) within 20 calendar days after the date the Packard Transfer Notice is given to Packard.

            (d) The closing of the purchase by the Packard Transfer Offerees of the Packard Transfer Shares shall take place at the principal office of Packard on the later of (x) the 10th business day after the expiration of the 20-day period after the giving of the Packard Transfer Notice and (y) the second business day after the receipt of any required governmental approval or the expiration or termination of any waiting period, including any waiting period pursuant to the Hart-Scott Act. At such closing, such Packard Transfer Offerees shall deliver a certified check or checks in the appropriate amount to the Transferring Packard Investor against delivery of Duly Endorsed certificates representing the Packard Transfer Shares so purchased.

            (e) If any Packard Transfer Shares allocated to a Packard Offeree are not purchased by such Packard Offeree (the "Packard Transfer Default Shares"), such Packard Transfer Default Shares may be purchased by the other Packard Offerees purchasing Packard Transfer Shares (the "Packard Default Of-ferees"), allocated among such Packard Default Offerees (with rounding to avoid fractional Shares) in proportion to the number of Packard Transfer Shares otherwise being purchased by those of such Packard Default Offerees who agree to purchase Packard Transfer Default Shares, allocated among those electing to purchase in a manner consistent with the allocation provisions of Section 2.3(b). If the Packard Default Offerees do not purchase all of the Packard Transfer Default Shares, Packard may purchase the remaining Packard Transfer Default Shares. Nothing contained herein shall prejudice Packard's right to maintain any cause of action or pursue any other remedies available to it as a result of such default.

            (f) If at the end of the 20-day period after the giving of the Packard Transfer Notice, Packard has not accepted, on behalf of itself (if it elects to purchase Packard Transfer Shares) or its designee and/or any purchasing Packard Offerees, the offer contained in such Packard Transfer Notice as to all of the Packard Transfer Shares covered thereby, then the Transferring Packard Investor shall have 20 calendar days in which to complete the sale of the Packard Transfer Shares to the Packard Purchaser in accordance with the Packard Proposal, except where failure to consummate such sale is not caused, in whole or in part, by the Transferring Packard Investor (provided that any extension beyond such 20-calendar day period may not extend beyond the period referred to in the next to last sentence of this Subsection 2(f)). Promptly after any sale to a Packard Purchaser pursuant to this Section 2.3, the Transferring Packard Investor shall notify Packard of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as Packard may request. If the sale of the Packard Transfer Shares to a Packard Purchaser is not completed within 40 calendar days after the first to occur of (i) the expiration of the 20-day period referred to in Subsection 2.3(d) above or (ii) receipt from the Packard Transfer Offerees of written notice declining the offer contained in the Packard Transfer Notice, the Transferring Packard Investor shall no longer be permitted to sell such Packard Transfer Shares pursuant to this Section 2.3 without again complying with this
Section 2.3 and all of the transfer restrictions contained in this Agreement shall again be in effect with respect to all of such Transferring Packard Investor's Packard Shares, including the Packard Transfer Shares. In no event shall any sale of Packard Shares by a Packard Investor pursuant to this Section
2.3 be permitted to a Packard Purchaser that is a competitor, potential competitor, customer or supplier of Packard or any of its subsidiaries or any other Person that the Board of Directors determines, in its good faith judgment, would be injurious to Packard or any of its subsidiaries.

            Section 2.4 Termination of Rights of First Refusal and Restrictions on Transfer. Upon the termination of the restrictions on transfer set forth in Sections 2.1 and 2.3, transfers of the Packard Shares beneficially owned by the Packard Investors or their Permitted Transferees shall be permitted subject to all applicable federal and state securities, or "blue sky," laws.

            Section 2.5 Sale of Shares to a Third Party. (a) If at any time prior to an Initial Public Offering Stonington proposes to sell, for its own account, in one or more transactions, shares which, in the aggregate, represent 40% or more of the capital stock of Packard on a fully diluted basis to a third party in one or more private transactions which is not, and following such sale will not be, affiliated with Stonington (a "Third Party"), the Management Investors (other than a Management Investor whose employment, consultancy or directorship has been terminated for Cause), the Non-Management Investors and/or each of their Permitted Transferees, shall have the right to participate (a "Tag-Along Right") in such sale with respect to any Shares (including Shares obtainable upon exercise of options) held by them on a pro rata basis (based on the percentage of Packard Shares corresponding to the relationship of the aggregate number of Shares to be sold by Stonington to the aggregate number of Stonington Shares) for the same consideration per Share and otherwise on the same terms as Stonington sells its Shares. If circumstances occur which give rise to the Tag-Along Right, then Stonington shall give written notice to the Packard Investors providing a summary of the terms of the proposed sale to the Third Party and advising such Packard Investors of their Tag-Along Rights. Each Packard Investor may exercise his or her Tag-Along Right by written notice to Packard stating the number of Shares that he or she wishes to sell, up to the maximum number permitted (being his or her pro rata amount referred to above and as disclosed in the notice to be given to him or her). If a Packard Investor gives written notice indicating that he or she wishes to sell, he or she shall be obligated to sell that number of Shares specified in his or her written acceptance notice upon the same terms and conditions as Stonington is selling to the Third Party conditional upon and contemporaneous with completion of the transaction of purchase and sale with the Third Party.

            (b) If at any time prior to an Initial Public Offering Stonington proposes to sell for its own account, in one or more transactions, Shares which, in the aggregate, represent more than 40% of the capital stock of Packard on a fully diluted basis to a Third Party in one or more private transactions, Stonington shall, upon written request, have the right to require the Management Investors (regardless of whether such

Management Investor is then an employee, director or consultant of Packard or any of its subsidiaries and regardless of any termination of employment, consultancy or directorship), the Non-Management Investors and/or each of their Permitted Transferees, to participate (a "Drag-Along Right") in such sale with respect to any Shares (including Shares obtainable upon exercise of options) held by them on a pro rata basis (based on the percentage of Packard Shares corresponding to the relationship of the aggregate number of Shares to be sold by Stonington to the aggregate number of Stonington Shares) for the same consideration per Share and otherwise on the same terms as Stonington sells its Shares. For purposes of Sections 2.5(a) and 2.5(b), to the extent that Shares issuable upon exercise of an option granted under the Management Stock Incentive Plan are to be sold pursuant to the exercise of a Tag-Along Right or Drag-Along Right, the holders of such options shall not be required to exercise their options until all conditions to the commitment by the Third Party to purchase the Shares into which such options are exercisable pursuant to the exercise of a Tag-Along Right or Drag-Along Right have been satisfied or waived.

            (c) Tag-Along Rights and Drag-Along Rights pursuant to this Section
2.5 shall be exercisable upon 15 calendar days' prior written notice.

            Section 2.6 Legend on Certificates. Without limiting the provisions of Section 2.1 or 2.2 hereof, no Stockholder shall make any transfer of any shares of capital stock of Packard (or interest therein) if such action would constitute a violation of any federal or state securities or blue sky laws, or if (other than in the case of a transfer by Stonington) such transfer would subject Packard to any reporting obligations under the Exchange Act. No transfer of any shares of capital stock of Packard shall be effective (other than in connection with transfers pursuant to Article V hereof) unless Packard, upon its request, has been furnished with an opinion of counsel for the Stockholder, which opinion and counsel shall be reasonably satisfactory to Packard, to the effect that such transfer is exempt from the registration provisions of Section 5 of the Securities Act and the rules and regulations in effect thereunder and such transfer can be effected without similar registration under applicable state securities or "blue sky" laws. Any such opinion may be delivered by counsel to Packard, and, in the case of any transfer pursuant to a Drag-Along Right, shall be delivered by counsel to Packard. Any attempt to transfer any Shares (or interest therein) not in accordance with this Agreement shall be null and void and neither Packard nor any transfer agent of such securities shall transfer upon the books of Packard any shares of capital stock of Packard to any Person unless such transfer or attempted transfer is permitted by this

Agreement. Each certificate representing Shares shall bear the following legend:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF MARCH __, 1997 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF PACKARD BIOSCIENCE COMPANY AND WILL BE MAILED TO A STOCKHOLDER WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT BY PACKARD BIOSCIENCE COMPANY OF A WRITTEN REQUEST THEREFOR FROM SUCH STOCKHOLDER). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT AS OTHERWISE PROVIDED IN SUCH STOCKHOLDERS' AGREEMENT AND (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ANY APPLICABLE STATE SECURITIES, OR "BLUE SKY," LAWS, OR (B) IF PACKARD BIOSCIENCE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO PACKARD BIOSCIENCE COMPANY, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF
            SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND SUCH STATE SECURITIES, OR "BLUE SKY," LAWS.

In addition, each such certificate shall bear such other legends as Packard may deem necessary or appropriate. At the Closing, the Packard Investors shall submit to Packard certificates representing Existing Shares so that the above legend can be imprinted upon them.

            Section 2.7 Limitation on Institutional Investors. Notwithstanding anything contained herein to the contrary, the Institutional Investors may not, without the prior written consent of Stonington, sell or otherwise dispose of their Institutional Shares prior to the sale or other disposition by Stonington of a like proportion of its Stonington Shares and then only on the same terms and conditions as Stonington's sale or other disposition, provided that, if Merrill Lynch KECALP L.P. 1997 agrees in writing, in form and substance reasonably satisfactory to Stonington and Packard, to become bound, and becomes bound, by all the terms of this Agreement to the same extent as the Institutional Investors are so bound, KECALP Inc. may transfer all, but not less than all, of its Institutional Shares to Merrill Lynch KECALP L.P. 1997.

                                 ARTICLE III

                             PUT AND CALL RIGHTS

            Section 3.1 Put Rights. (a) Upon termination of a Management Investor's employment, consultancy or directorship with Packard or any of its subsidiaries due to death, Disability, Retirement of the Management Investor or due to the circumstances described in clause (b) of the definition of Involuntary Termination with respect to such Management Investor (any of the foregoing, a "Put Event") in each case prior to the earlier of an Initial Public Offering and the tenth anniversary of the Closing, such Management Investor and his Permitted Transferees shall have the right (the "Put Right"), exercisable by delivery of a written notice (the "Put Notice") to Packard within a period of 180 calendar days after the date of occurrence of the Put Event (subject to extension for up to three months in the event that Packard is legally prohibited or contractually prohibited, by virtue of its, or any of its subsidiaries', debt or other contractual obligations, from honoring a Put Right) (the "Put Notice Period"), to require Packard to purchase all, but not less than all, of the Management Shares owned by such Management Investor or his or her Permitted Transferees (the "Put Shares") and all vested options to purchase Shares held by such Management Investor or Management Investor's Permitted Transferees (the "Put Options") on the date of the occurrence of the Put Event at a price per Put Share or Put Option equal to the Share Put Price (as defined below) or Option Put Price (as defined below), respectively, and upon receipt of such notice Packard shall purchase such Put Shares and Put Options, subject to the terms hereof. For purposes of this Section 3.1, the term "Share Put Price" shall mean the Fair Value Price of the Put Shares on the date of occurrence of such Put Event, all calculations described in this sentence to be made on a per Share basis. For purposes of this Section 3.1, the term "Option Put Price" of any Put Options sold pursuant to the exercise of the Put Right shall mean the product of the number of Shares issuable upon exercise of a Management Investor's then-vested Put Options times the difference, if positive (if negative such price shall be equal to zero), between (i) the Share Put Price and (ii) the exercise price of each Put Option.

            (b) The Put Notice shall specify the number of Put Shares and/or Put Options to be sold and shall contain an irrevocable offer to sell such Put Shares and/or Put Options to

Packard in the manner set forth below at the applicable Share Put Price or Option Put Price, respectively. The closing of the purchase by Packard of Put Shares and/or Put Options shall take place at the principal office of Packard on the tenth business day after the date of the Put Notice. At such closing, Packard shall deliver to the Management Investor or his or her Permitted Transferees against delivery of Duly Endorsed certificates representing such Put Shares or Put Options, a certified check or checks in the amount of the applicable Share Put Price and/or Option Put Price. Notwithstanding anything to the contrary contained in this Section 3.1(b), to the extent that the payment for Put Shares and/or Put Options with cash would, at the time of payment or issuance thereof, constitute or cause a breach or default (immediately or with notice or the lapse of time or both) under any agreement or instrument to which Packard, or any of its subsidiaries, is a party or by which Packard, or any of its subsidiaries, or any of their assets are bound or violate any law, statute, order, writ, injunction, decree, judgment, rule, regulation, policy or guideline promulgated, or judgment entered, by any federal, state, local or foreign court or governmental authority applicable to Packard or any of its subsidiaries, Packard shall be permitted to pay for the Put Shares and/or Put Options with a subordinated note of Packard payable in three equal annual installments commencing on the first anniversary of the issuance thereof, bearing interest payable annually at 8% and containing subordination terms which are reasonably satisfactory to the relevant senior lenders to Packard, or any of its subsidiaries, (a "Packard Note") with an original principal amount equal to the balance of the applicable Share Put Price and/or Option Put Price (provided, that such notes may have maturities of longer than three years and may provide for interest to accrue or be payable in kind rather than cash if necessary to avoid a potential breach or default of any such agreement or instrument, provided that such maturities and interest shall be adjusted only to the minimum extent reasonably necessary to avoid such potential breach or default) and as would not cause such a breach or default or violate any law, statute, order, writ, injunction, decree, judgment, rule, regulation, policy or guideline promulgated, or judgment entered, by any federal, state, local or foreign court or governmental authority applicable to Packard or any of its subsidiaries.

            (c) Notwithstanding anything to the contrary contained in this
Section 3.1, Packard shall not be obligated to acquire any Put Shares or Put Options pursuant to Section 3.1(a) hereof to the extent that the acquisition thereof would (i) violate any law, statute, order, writ, injunction, decree, judgment, rule, regulation, policy or guideline promulgated, or judgment entered, by any federal, state, local or foreign court or governmental authority applicable to Packard or any of its subsidiaries, or
(ii) constitute or cause a breach or default (immediately or with notice or lapse of time or both) of any agreement or instrument to which Packard, or any of its subsidiaries, is a party or by which Packard, or any of its subsidiaries, or any of their assets are bound.

            (d) To the extent that the provisions of Section 3.1(c) limit but do not preclude Packard from acquiring any Put Shares or Put Options, Packard shall acquire such Put Shares and/or Put Options on the date specified in Section 3.1(b) to the extent permitted pro rata from each Management Investor or Permitted Transferee who or which has exercised such Management Investor's or Management Investor's Estate's right pursuant to Section 3.1(a) in accordance with the number of such Put Shares and/or Put Options Packard is required to purchase from each such Management Investor or Permitted Transferee.

            (e) To the extent that Put Shares and/or Put Options as to which Put Rights have been exercised are not purchased by Packard in accordance with Sections 3.1(c) and (d) hereof, Packard shall acquire such Put Shares and/or Put Options on the tenth business day after such date as Packard learns that it is no longer restricted under Section 3.1(c) hereof from acquiring all such Put Shares and/or Put Options. The price to be paid to acquire such Put Shares and/or Put Options shall be the amount that would have been paid pursuant to
Section 3.1(a) hereof if such acquisition had not been delayed plus interest calculated from such date at 8%.

            (f) Notwithstanding anything to the contrary contained in this
Section 3.1, Packard may, in its sole discretion, at any time prior to the consummation of the purchase of the Put Shares and/or Put Options pursuant to this Section 3.1, cause its designee or designees (which may include Stonington or any of its affiliates) to consummate such purchase pursuant to the terms and conditions of this Section 3.1.

            Section 3.2 Call Rights. (a) Upon termination of a Management Investor's employment, consultancy or directorship with Packard or any of its subsidiaries for any reason (a "Call Event") in each case prior to the earlier of an Initial Public Offering and the tenth anniversary of the Closing, Packard shall have the right (the "Call Right"), exercisable by delivery of a written notice (the "Call Notice") to such Management Investor or Permitted Transferee within a period of 190 days after the date of occurrence of the Call Event (subject to extension for up to three months in the event Packard is legally prohibited or contractually prohibited, by virtue of its or any of its subsidiary's debt or other obligations, from exercising its Call Rights) (the "Call Notice Period"), to require such Management Investor or such Management Investor's Permitted Transferees to sell all, or any portion, of the Management Shares owned by such Management Investor or his or her Permitted Transferees (the "Call Shares") and any then vested options to purchase Shares held by such Management Investor or such Management Investor's Permitted Transferee (the "Call Options") on the date of occurrence of the Call Event at a price per Call Share or Call Option equal to the Share Call Price (as defined below) or Option Call Price (as defined below), respectively, and upon receipt of such notice the Management Investor who receives such notice shall sell such Call Shares and Call Options, subject to the terms hereof. For purposes of this Section 3.2, the term "Share Call Price" shall mean, as determined on the date of the applicable Call Notice, (i) in the event of a termination of employment, consultancy or directorship for Cause (provided that for purposes of this Section 3.2(a) with respect to Existing Shares or Existing Options "Cause" shall be limited to the commission of a felony or perpetration of a fraud upon Packard), the lower of the Original Purchase Price and the Fair Value Price of the Call Shares; and (ii) in the event of termination of employment for any other reason, the Fair Value Price of such Shares, such calculations to be made on a per Share basis. For purposes of this Section 3.2, the term "Option Call Price" of any Call Options to be purchased pursuant to the exercise of the Call Right shall mean the product of the number of Shares issuable upon exercise of the Management Investor's then-vested Call Options times the difference, if positive (if negative such price shall be equal to zero), between (i) the Share Call Price and (ii) the exercise price of each Call Option.

            (b) The Call Notice shall specify the number of Call Shares and/or Call Options to be purchased and shall contain an offer to purchase the Call Shares and/or Call Options at the applicable Share Call Price or Option Call Price, respectively. The closing of the acquisition by Packard of Call Shares and/or Call Options shall take place at the principal office of Packard as soon as practicable after the date of the Call Notice. At such closing, Packard shall deliver to the Management Investor or such Management Investor's Permitted Transferees, against delivery of Duly Endorsed certificates representing such Call Shares or Call Options, a certified check or checks in the amount of the applicable Share Call Price and/or Option Call Price. Notwithstanding anything to the contrary contained in this Section 3.2(b), in the case of termination of employment, consultancy, or directorship of a Management Investor for Cause, Packard may acquire Call Shares and/or Call Options in any proportion of cash and Packard Notes such that the sum of the amount of cash plus the aggregate principal amount of the

Packard Notes is equal to the product of (x) the applicable Share Call Price and/or Option Call Price and (y) the number of Call Shares and/or Call Options to be purchased, as the case may be.

            (c) In the event Packard is not permitted to or elects not to exercise its Call Rights (in whole or in part) for any reason, then, notwithstanding anything to the contrary contained in this Section 3.2, Packard may, in its sole discretion, at any time prior to the consummation of the purchase of the Call Shares and/or Call Options pursuant to this Section 3.2, cause its designee or designees (which may include Stonington or any of its affiliates) to consummate such purchase pursuant to the terms and conditions of this Section 3.2.

            (d) In the event that a Management Investor's employment with Packard is terminated due to Voluntary Resignation or Involuntary Termination (but not if such Management Investor is terminated by Packard for Cause), and Packard (or its designee or designees pursuant to paragraph (c) of this Section 3.2) does not exercise its Call Rights with respect to any of such Management Investor's Existing Options, Packard agrees that the term of such Existing Options shall be extended for a period of five years from the date of the termination of such Management Investor's employment with Packard, provided that such Existing Options shall remain subject to the terms of this Agreement during such period, and provided, further, that such Existing Options shall expire and be cancelled on the thirtieth day following an Initial Public Offering.

            Section 3.3 Reallocation Right. In the event Packard purchases Call Shares, Call Options, Put Shares or Put Options (collectively, the "Repurchased Equity") and desires to resell any or all Repurchased Equity, then Packard shall have the obligation to first offer such Repurchased Equity for sale to the Management Investors by delivery of a written notice (the "Resale Notice") setting forth the price per share or price per option and other terms on which Packard is willing to sell such Repurchased Equity. A Management Investor who wishes to purchase such Repurchased Equity shall provide Packard with written notice specifying the amount of such Repurchased Equity as to which such Management Investor desires to accept the offer within 20 calendar days after the Resale Notice is given (the "Repurchase Period"). If the aggregate amount of Repurchased Equity as to which notice of acceptance is provided by all Management Investors exceeds the amount of Repurchased Equity as to which the Resale Notice is given, the right to purchase such Repurchased Equity shall be allocated among the Management Investors on a pro rata basis (with rounding to avoid fractional Shares or options, as the case may be) based on the percentage of Repurchased Equity corresponding to the relationship of the aggregate amount of Repurchased Equity sought by each accepting Management Investor to the aggregate amount of Repurchased Equity sought by all accepting Management Investors. If at the end of the Repurchase Period, Management Investors have not accepted the offer contained in the Resale Notice as to all of the Repurchased Equity covered thereby, then Packard may sell such Repurchased Equity to any party at the price and on terms no less favorable than those specified in the Resale Notice for a period of 180 calendar days following the end of the Repurchase Period. If the sale of such Repurchased Equity is not completed within such 180-day period, Packard shall no longer be permitted to sell such Repurchased Equity without again complying with this Section 3.3.

            Section 3.4 Termination of Put and Call Rights. Notwithstanding anything to the contrary contained herein, no Put Right or Call Right shall be exercisable after an Initial Public Offering.

                                   ARTICLE IV

                              CORPORATE GOVERNANCE

            Section 4.1 Directors. (a) As of the Closing, the Board of Directors of Packard will consist of nine directors: three Management Investors, four designees of Stonington and two independent directors mutually agreed upon between Stonington and the chief executive officer of Packard. Subject to the forgoing the Stockholders agree and acknowledge that Stonington has the right to nominate all directors of Packard and that, prior to the date hereof, Stonington has appointed to the board of directors of Packard all the individuals who are directors of Packard as of the date hereof. The Stockholders further agree that Stonington shall be entitled to reduce or expand the size of the board of directors and to nominate successors to all directors of Packard. Subject to applicable law, if Stonington proposes to remove any director, the Stockholders agree to cooperate in such removal (including voting as Stockholders, if necessary) and any resulting vacancy shall be filled in accordance with the preceding sentence.

            (b) The Board of Directors will have an audit committee and a compensation committee and such other committees as the Board of Directors designates.

            Section 4.2 Voting. The Institutional Investors hereby agree to vote their Institutional Shares as directed by Stonington.

                                    ARTICLE V

                               REGISTRATION RIGHTS
            Section 5.1  Registration.

            (a) Right to Include Registrable Securities. If Packard at any time proposes to register under the Securities Act any of its equity securities beneficially owned by Stonington (other than a registration on Form S-4 or Form S-8, or any successor or similar forms), in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act and in an underwritten offering, it will each such time promptly give written notice to all Stockholders who beneficially own any Registrable Securities of its intention to do so, of the registration form of the SEC that has been selected by Packard and of such holders' rights under this Section 5.1 (the "Section 5.1 Notice"); provided that, if, at the time of such proposed registration, any Packard Investors (or their Permitted Transferees) are able to sell Registrable Securities owned by them pursuant to Rule 144 under the Securities Act, Packard shall not be required to give a Section 5.1 Notice to such Packard Investors (or their Permitted Transferees), and such Packard Investors (or their Permitted Transferees) shall not be entitled to any rights under this Section 5.1(a). Packard will use its reasonable best efforts to include in the proposed registration all Registrable Securities that Packard is requested in writing, within 15 calendar days after the Section 5.1 Notice is given, to register by the Stockholders thereof; provided, however, that (i) if, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, Packard shall determine for any reason not to register such equity securities, Packard may, at its election, give written notice of such determination to all Stockholders who beneficially own any Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, and (ii) in case of a determination by Packard to delay registration of its equity securities, Packard shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

            (b) Registration Rights Upon Request. (i) If Packard at any time proposes to register under the Securities Act any of its equity securities, it will each such time promptly give written notice to Stonington. In addition, Packard, upon the request of Stonington (which must hold at least 10% of the outstanding equity securities of Packard at the time of such request), shall, from time to time, register any reasonable portion of such securities held by Stonington (including in an underwritten offering) and bear all expenses in connection with such offering in a manner consistent with paragraph (c) below and shall enter into such other agreements in furtherance thereof (including with underwriters reasonably acceptable to Packard), and Packard shall provide customary indemnifications in such instances (in a manner consistent with the indemnification provisions of this Article V) to Stonington and any such underwriters.

            (ii) After an Initial Public Offering, Packard, upon the request of the holders (other than Stonington) of at least 20% of the Registrable Securities, shall register such number of Registrable Securities as such holders request (including in an underwritten offering), provided that such holders request that Packard register at least 10% of the Registrable Securities, and bear all expenses in connection with such offering in a manner consistent with paragraph (c) below and shall enter into such other agreements in furtherance thereof (including with underwriters reasonably acceptable to Packard), and Packard shall provide customary indemnifications in such instances (in a manner consistent with the indemnification provisions of this Article V) to the sellers of Registrable Securities and any such underwriters; provided that, for so long as any holders of Registrable Securities (or their Permitted Transferees) are able to sell Registrable Securities owned by them pursuant to Rule 144 under the Securities Act, such holders shall not be entitled to any rights under this
Section 5.1(b)(ii). Packard shall not be required to effect more than one registration pursuant to this Section 5.1(b)(ii).

            (c) Expenses. Packard shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 5.1; provided, however, that each Stockholder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Stockholder's Registrable Securities pursuant to a registration statement effected pursuant to this Section 5.1.

            (d) Priority in Incidental Registrations. If the managing underwriter for a registration pursuant to this Section 5.1 shall advise Packard in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number (the "Section 5.1 Sale Number") that can be sold in an orderly manner in such offering within a price range acceptable to Stonington, Packard shall include in such offering (i) first, all the securities that Packard proposes to register for its own sale, and (ii) second, to the extent that the securities Packard proposes to register are less than the Section 5.1 Sale Number, all Registrable Securities requested to be included by all Stockholders, provided, however, that if the number of such Registrable Securities exceeds the Section 5.1 Sale Number less the number of securities included pursuant to clause (i) hereof, then the number of such Registrable Securities included in such registration shall be allocated pro rata among all requesting Stockholders, on the basis of the relative number of shares of such Registrable Securities each such Stockholder has requested to be included in such registration. If, as a result of the proration provisions of this Subsection (d), any Stockholder shall not be entitled to include all Registrable Securities in a registration pursuant to this Section 5.1 that such Stockholder has requested be included, such Stockholder may elect to withdraw his request to include Registrable Securities in such registration (a "Withdrawal Election"); provided, however, that such Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, a Stockholder shall no longer have any right to include Registrable Securities in the registration as to which such Withdrawal Election was made.

            Section 5.2 Registration Procedures. If and whenever Packard is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Article V, Packard will, as soon as practicable:

            (a) prepare and file with the SEC the requisite registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective; provided, however, that Packard may discontinue or delay any registration of securities that is being effected pursuant to Section 5.1 at any time prior to the effective date of the registration statement relating thereto;

            (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as Packard shall deem appropriate and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement during such period;

            (c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request;

            (d) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as any sellers of Registrable Securities representing more than 15% of the total number of securities covered by such registration statement or any managing underwriter shall reasonably request, and do any and all other acts and things that may be necessary or advisable to enable such seller and each managing underwriter, if any, to consummate the disposition in such jurisdictions of such Registrable Securities owned by such seller; provided, however, that neither Packard nor any of its subsidiaries shall for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (d) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

            (e) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of Packard's becoming aware that the prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (f) use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar equity securities issued by Packard are then listed or eligible for listing, if the listing of such securities is then permitted under the rules of such exchange;

            (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first day of its first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

            (h) enter into an underwriting agreement with the underwriter of such offering in the form customary for such underwriter for similar offerings, including such representations and warranties by Packard, provisions regarding the delivery of opinions of counsel for Packard and accountants' letters, provisions regarding indemnification and contribution, and such other terms and conditions as are at the time customarily contained in such underwriter's underwriting agreements for similar offerings (the sellers of Registrable Securities which are to be distributed by such underwriter(s) may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, Packard to and for the benefit of such underwriter(s) shall also be made to and for the benefit of such sellers of Registrable Securities);

            (i) provide a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

            (j) upon receipt of such confidentiality agreements as Packard may reasonably request, make available for inspection by any seller of such Registrable Securities covered by such registration statement and by any attorney, accountant or other agent retained by any such seller, all pertinent financial and other records, pertinent corporate documents and properties of Packard and its subsidiaries, and cause all of Packard's and its subsidiaries' officers, directors and employees to supply all information reasonably requested by any such seller, attorney, accountant or agent in connection with such registration statement; and

            (k) permit any beneficial owner of Registrable Securities who, in the sole judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of Packard, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to Packard in writing, that in the judgment of such holder, as aforesaid, should be included.

            Packard may require each seller of Registrable Securities as to which any registration is being effected to furnish Packard such information regarding such seller and the distribution of such securities as Packard may from time to time reasonably request in writing. Packard shall not be required to register or qualify any Registrable Securities covered by such registration statement under any state securities, or "blue sky," laws of such jurisdictions other than as it deems necessary in connection with its chosen method of distribution or to take any other actions or do any other things other than those it deems necessary or advisable to consummate such distribution, and Packard shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction.

            Each beneficial owner of Registrable Securities agrees that upon receipt of any notice from Packard of the happening of any event of the kind described in clause (d) of this Section 5.2, such beneficial owner will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such beneficial owner's receipt of the copies of the supplemented or amended prospectus contemplated by clause (d) of this Section 5.2, and, if so directed by Packard, such beneficial owner will deliver to Packard (at Packard's expense) all copies, other than permanent file copies then in such beneficial owner's possession, of the prospectus covering such Registrable Securities that was in effect prior to such amendment or supplement.

            Section 5.3 Indemnification.

            (a) Indemnification by Packard. In the event of any registration of any securities of Packard under the Securities

Act pursuant to Section 5.1, Packard will, and hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, its directors and officers or general and limited partners (and the directors and officers thereof), and each other Person, if any, who controls such seller within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with Packard's consent, which consent shall not be unreasonably withheld) to which such seller, any such director or officer or general or limited partner or any such controlling Person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) any violation by Packard of any federal, state or common law rule or regulation applicable to Packard and relating to action required of or inaction by Packard in connection with any such registration, and Packard will reimburse such seller and each such director, officer, general or limited partner, and controlling Person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that Packard shall not be liable to any such seller or any such director, officer, general or limited partner, or controlling Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment thereof or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to Packard by or on behalf of any such seller or any such director, officer, general or limited partner, or controlling Person, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any director, officer, general or limited partner or controlling Person and shall survive the transfer of such securities by such seller.

            (b) Indemnification by the Sellers. Packard may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section

5.1, that Packard shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify and hold harmless (in the same manner and to the same extent as set forth in Subsection (a)) Packard and its directors and officers and each Person controlling Packard within the meaning of the Securities Act and all other prospective sellers and their directors, officers, general and limited partners and respective controlling Persons with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Packard or its representatives by or on behalf of such seller specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Packard or any of the prospective sellers or any of their respective directors, officers, general or limited partners or controlling Persons and shall survive the transfer of such securities by such seller. Packard shall use its best efforts to provide that the indemnification obligation of any Stockholder does not exceed the net proceeds to the Stockholder in such underwritten offering.

            (c) Notices of Claims, Etc. As soon as possible after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5.3, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this
Section 5.3, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided that the indemnifying party shall not be entitled to so participate or so assume the defense if, in the indemnified party's reasonable judgment, a conflict of interest between the indemnified party and the indemnifying party exists in respect of such claim. After notice from the indemnifying party to such indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 5.3 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; and provided further that the sellers and their respective officers, directors, general and limited partners and controlling Persons or Packard and its officers, directors and controlling Persons, as the case may be, shall have the right to employ one counsel to represent such indemnified parties if, in such indemnified parties' reasonable judgment, a conflict of interest between the indemnified parties and the indemnifying parties exists in respect of such claim, and in that event the fees and expenses of such separate counsel (not to exceed one such firm and local counsel, if necessary) shall be paid by the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

            (d) Contribution. If the indemnification provided for in this
Section 5.3 is unavailable or insufficient to hold harmless an indemnified party under Subsection (a) or (b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Subsection (a) or (b) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue or alleged untrue statements or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Subsection
(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in Subsection (c) if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this Subsection (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this Subsection (d) of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this Subsection (d), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in Subsection (c) has not been given with respect to such action; provided that the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise under this Subsection (d), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. Notwithstanding anything in this Subsection (d) to the contrary, no indemnifying party (other than Packard) shall be required pursuant to this Subsection (d) to contribute any amount in excess of the proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

            Section 5.4 Holdback Agreement. If requested in writing by Packard or the underwriter, if any, of any offering affording Stockholders registration rights pursuant to Section 5.1, each Stockholder beneficially owning securities of Packard representing or convertible into or exchangeable or exercisable for, in the aggregate, more than .5% of the common equity of Packard then outstanding agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, of any Registrable Securities or any other equity security of Packard or of any security convertible into or exchangeable or exercisable for any equity security of Packard (in each case, other than as part of such underwritten public offering) within 14 days before or 180 days after the effective date of a registration statement affording Stockholders registration rights pursuant to Section 5.1, and Packard hereby also so agrees and agrees to use its reasonable efforts to cause other holders of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of Packard purchased from Packard (at any time other than in a public offering) to so agree.

                                   ARTICLE VI

                                  MISCELLANEOUS

            Section 6.1 Binding Effect. The provisions of this Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

            Section 6.2 No Right of Employment; Expiration of Consulting Arrangements. Neither this Agreement nor any purchase or sale of Packard Shares pursuant hereto shall create, or be construed or deemed to create, any right of employment in favor of any person by Packard or any of its subsidiaries. Expiration of a consulting arrangement without the prior termination thereof shall not be deemed a termination of such arrangement for purposes of this Agreement.

            Section 6.3 Recapitalizations, Exchanges, Etc. Affecting Shares. The provisions of this Agreement regarding Shares shall apply to any and all shares of capital stock of Packard or any successor or assign of Packard (whether by merger, consolidation, sale of assets, reorganization or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation, or otherwise. The provisions of this Agreement regarding Shares shall also apply to any and all shares of any subsidiary of Packard which are distributed to the stockholders of Packard pursuant to a plan to spin-off such subsidiary. Upon the occurrence of any of such events, amounts hereunder shall be appropriately adjusted. Subject only to the provisions of the preceding sentence, nothing contained in this Agreement shall prohibit or restrict Packard from taking any corporate action, including, without limitation, declaring any dividend (whether in cash or stock) or engaging in any corporate transaction of any kind, including, without limitation, any merger, consolidation, liquidation or sale of assets.

            Section 6.4 Waiver and Amendment. (a) Any party hereto may waive its rights under this Agreement at any time, and Packard may waive its rights under this Agreement with respect to any Stockholder or group of Stockholders at any time, and no such waiver shall operate to waive Packard's rights under this Agreement with respect to any other Stockholder or group of Stockholders. Any agreement on the part of any such party to any such waiver shall be valid only if set forth in an instrument in writing signed by such party. This Agreement may be amended only by a written instrument signed by (i) Packard,

(ii) Stonington and (iii) Packard Investors beneficially owning a majority of the then outstanding Packard Shares; provided that any amendment that adversely affects the rights of the Institutional Investors shall be of no force or effect unless the Institutional Investors shall have consented in writing thereto; provided further that Schedule 1 and Schedule 2 may be amended by Packard (without any additional consent or agreement of any other party hereto) to add parties who become holders of stock, options or other securities of Packard (including Packard Purchasers purchasing Shares in accordance with Section 2.3) and such persons or entities may thereby become signatories hereto. Stockholders shall be bound from and after the date of the receipt of a written notice from Packard setting forth such amendment or waiver by any consent authorized by this
Section 6.4, whether or not Shares shall have been marked to indicate such consent.

            (b) Each Packard Investor hereby releases and discharges Packard and its successors and assigns from any and all claims whatsoever that such Packard Investor now has arising out of, or related to, Shares owned by such Packard Investor on or prior to the date hereof, including, without limitation, claims relating to (i) the issuance of 4,000 Shares in March 1989 to Sowa Trading Co., Inc. and the issuance of 16,500 Shares in March 1988 and 6,000 Shares in March 1987 to Daniel Meert, and (ii) any other preemptive rights as set forth in Article Tenth of Packard's Certificate of Incorporation (as in effect from time to time and immediately prior to the date hereof).

            Section 6.5 Tax Withholding and Other Tax Matters. (a) No later than the date as of which an amount first becomes includible in the gross income of a Management Investor for federal income tax purposes with respect to any Management Shares (or any options to acquire Management Shares), such Management Investor shall pay to Packard, or make arrangements satisfactory to Packard regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of Packard hereunder shall be conditional on such payment or arrangements, and Packard shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Management Investor.

            (b) Packard shall indemnify and hold the Management Investors who are party to the Recapitalization Agreement harmless against any additional tax liability imposed on such Management Investors as a result of the "puts" and "calls" pursuant to Section 3.1 or Section 3.2 hereof resulting in "dividend" distributions pursuant to Section 302 of the Internal Revenue Code.

            Section 6.6 Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given when delivered, if delivered personally, or when deposited in the mail if sent by registered or certified mail, return receipt requested, postage prepaid and when received if delivered otherwise, to the party to whom it is directed:

            (a)   If to Packard, to:

                  Packard BioScience Company
                  800 Research Parkway
                  Meriden, CT  06450
                  Attn:  President
                  Telecopy No.: (203) 235-6089

            (b) If to any of the Packard Investors, to the ad-dress of such Packard Investor as shown in the stock record book of Packard

            (c) If to Stonington, to the address of Stonington as shown in the stock record book of Packard

            (d) If to the Institutional Investors, to the address of such Institutional Investor as shown in the stock record book of Packard or as from time to time designated by such Institutional Investors in writing to Packard with copies to:

                  Stonington Partners, Inc.
                  767 Fifth Avenue
                  48th Floor
                  New York, New York  10153
                  Attn:  Stephen M. McLean
                  Telecopy No.:  (212) 339-8585

or at such other address as the parties hereto shall have specified by notice in writing to the other parties.

            Section 6.7 Applicable Law and Time of Essence. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, without regard to the application of principles of conflicts of law. Time shall be of the essence of this Agreement and of every part thereof.

            Section 6.8 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Management Stock Incentive Plan, the Incentive Option Agreements and the Performance Option Agreements. It is understood that each employee of Packard who is granted an option pursuant to the Management Stock Incentive Plan shall be deemed a Management Investor hereunder. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter other than such agreements and understandings set forth in the Management Stock Incentive Plan, the Incentive Option Agreements, the Performance Option Agreements and any employment agreements between a Management Investor and Packard or any of its subsidiaries.

            Section 6.9 Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires, (i) words of any gender shall be deemed to include each other gender; (ii) words using the singular or plural number shall also include the plural or singular number, respectively; and (iii) references to "hereof," "herein," "hereby" and similar terms shall refer to this entire Agreement.

            Section 6.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

            Section 6.11 Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns and transferees except to the extent that the terms of this Agreement limit or otherwise restrict the transferability of any rights or obligations hereunder.

            Section 6.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            Section 6.13 Termination. This Agreement shall terminate, and thereby become null and void, on the tenth anniversary of the date hereof; provided, however, that the provisions of Section 5.3 hereof shall survive the termination of this Agreement.

            Section 6.14 Community Property States. Each Packard Investor who is a natural person and whose Packard Shares or options or rights under this Agreement would be subject to the community property laws of any state hereby represents that such Packard Investor's spouse has duly executed the Consent of Spouse attached hereto and such Consent was delivered to Packard along with such Packard Investor's signature page hereto.

                                                          Stockholders Agreement
                                                                  Signature page

            IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first above written.


                                        PACKARD BIOSCIENCE COMPANY


                                        By: /s/ Emery G. Olcott
                                           ----------------------------------
                                           Name:  Emery G. Olcott
                                           Title: President


                                        STONINGTON CAPITAL APPRECIATION
                                          1994 FUND, L.P.

                                        By: Stonington Partners, L.P.,
                                             its general partner

                                        By: Stonington Partners, Inc. II,
                                                 its general partner


                                        By: /s/ Bradley J. Hoecker
                                           ----------------------------------
                                            Name:  Bradley J. Hoecker
                                            Title: Authorized Signatory


                                        MERRILL LYNCH KECALP L.P. 1994

                                        By: KECALP Inc., its general
                                                 partner


                                        By: /s/ James V. Caruso
                                           ----------------------------------
                                            Name:  James V. Caruso
                                            Title: Vice President


                                        KECALP INC.


                                        By: /s/ James V. Caruso
                                           ----------------------------------
                                           Title: Vice President


                                        By: /s/ [Packard Investors]
                                           ----------------------------------
                                                [Packard Investors]

                                                          Stockholders Agreement
                                                                  Signature page

                                Consent of Spouse

            The undersigned is a spouse of one of the Stockholders and hereby acknowledges that he/she has read the foregoing Agreement and knows its contents. The undersigned is aware that by its provisions, his/her spouse agrees to sell all of his/her Shares, Incentive Options and Performance Options in Packard, including his/her community property interest therein, if any, on the occurrence of certain events. The undersigned hereby consents to the sale, approves the provisions of the Agreement, and agrees that those securities and his/her interest in them, if any, are subject to the provisions of the Agreement and that he/she will take no action at any time to hinder operation of the Agreement on those securities or his/her interest, if any, in them, and, to the extent required, will take any further actions necessary to effectuate the provisions of the Agreement.


                                        ______________________________



                                        ______________________________
                                                 [Print name]


                                        ______________________________
                                            [Print name of spouse]